Exhibit 10.1

FIRST AMENDMENT
TO TRANSACTION AGREEMENT

This FIRST AMENDMENT TO THE TRANSACTION AGREEMENT (the “Amendment”), effective as of December 14, 2005, is by and among Intentia International AB, a company organized under the laws of Sweden and its principal place of business at Vendevägen 89, Box 596, SE-182 15 Danderyd, Sweden (“Intentia”), Lawson Software, Inc, a Delaware corporation with its principal place of business at 380 St. Peter Street, St. Paul, Minnesota USA (“Lawson”), Lawson Holdings, Inc., a Delaware corporation with its principal place of business at 380 St. Peter Street, St. Paul, Minnesota USA (“Bidder”) and Lawson Acquisition, Inc., a Delaware corporation with its principal place of business at 380 St. Peter Street, St. Paul, Minnesota USA (“Lawson Acquisition”).  All capitalized terms used but not defined in the Amendment have the meaning assigned to them in the Supply Agreement (the “Transaction Agreement”), dated June 2, 2005, by and among Intentia, Lawson, Bidder and Lawson Acquisition.

WHEREAS, Intentia, Lawson, Bidder and Lawson Acquisition have previously entered into the Transaction Agreement which sets forth, among other matters, the terms and conditions of the business combination of Lawson and Intentia; and

WHEREAS, each of Intentia, Lawson, Bidder and Lawson Acquisition desires  that certain terms of the Transaction Agreement be amended, as set forth herein; and

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein and in the Transaction Agreement, the parties hereto agree as follows:

1.             Section 4.1 of the Transaction Agreement is amended and restated in its entirety as follows:

“4.1         Termination.  This Agreement may be terminated (i) by Lawson on written notice to Intentia if the Offer is terminated or withdrawn by Lawson on the basis that it is clear that any of the conditions set forth in the Offer has not been fulfilled or cannot be fulfilled, (ii) by mutual written consent of both parties, (iii) by Intentia on written notice to Lawson upon a Lawson Change of Recommendation, (iv) by either party if Lawson’s stockholders shall not have approved the Merger and the issuance of the Offered Common Stock by the required vote at the first stockholders’ meeting called for that purpose or any adjournment thereof, and (v) by either party if the public announcement of the satisfaction of all conditions to the Offer has not been made by April 30, 2006 (the “Termination Date”), provided however, that the right to terminate under this Section 4.1(v) shall not be available to any party whose material failure to fulfill any obligation hereunder has been the principal cause of, or resulted in, the failure of such exchange of the Offered Common Stock by the Termination Date.”

2.             This Amendment shall be governed by and construed in accordance with the laws of the State of New York, USA, without regard to its principles of conflicts of laws (except to the extent that applicable laws governing the corporate organization of Lawson or Intentia mandate the application of the laws of the jurisdiction of organization of such party).  Each party irrevocably and unconditionally consents and submits to the jurisdiction of the state and federal courts located in the State of Delaware for purposes of any action, suit or proceeding arising out of or relating to this Amendment.

3.             Except as expressly amended hereby, the parties to this Amendment intend for the Transaction Agreement to remain in full force and effect and to be legally bound by the Transaction Agreement as amended by this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

INTENTIA INTERNATIONAL AB

By:	/s/ Bertrand Sciard
Name: Bertrand Sciard
Title: President & CEO

LAWSON SOFTWARE, INC.

By:	/s/ Bruce B. McPheeters
Name: Bruce B. McPheeters
Title: Secretary

LAWSON HOLDINGS, INC.

By:	/s/ Bruce B. McPheeters
Name: Bruce B. McPheeters
Title: Secretary

LAWSON ACQUISITION, INC.

By:	/s/ Bruce B. McPheeters
Name: Bruce B. McPheeters
Title: Secretary